Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MACQUARIE INFRASTRUCTURE FUND, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq., hereby certifies as follows:

FIRST. The name of the limited partnership formed hereby is Macquarie Infrastructure Fund, L.P. (the “Partnership”).

SECOND. The address of the Partnership’s registered office in the State of Delaware is c/o CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the Partnership’s registered agent for service of process on the Partnership is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The name and mailing address of the general partner of the Partnership is as follows:

MIF GP, LLC

660 Fifth Avenue

New York, NY 10103

IN WITNESS WHEREOF, the undersigned general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 20th day of June 2025.

MIF GP, LLC,
as general partner of,
MACQUARIE INFRASTRUCTURE FUND, L.P

By:	/s/ John H. Kim
Name: John H. Kim
Title: Authorized Person